ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070213180-44
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/26/2007 10:25 AM
	Entity Number E0231802007-6

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: China Digital Ventures Corporation

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Name: Business Filings Incorporated

(MANDATORY) Physical Street Address: 6100 Neil Road, Suite 500, City: Reno Nevada Zip Code: 89511

(OPTIONAL) Mailing Address: City: State: Zip Code:

3. Shares: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 Par value per share: $ .001 Number of shares without par value:

4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)

1. Name: Sun Lit Wai
Street Address: ROOM 203, No. 254, Yiyuan Road, Haizhu District City: Guangzhou City, State: Zip Code:

2. Name:
Street Address: City: State: Zip Code:

3. Name:
Street Address: City: State: Zip Code:

5. Purpose: (optional - see instructions)

The purpose of this Corporation shall be: All lawful business

6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)

Name: The Nevada Company, Terese Coulthard, Asst. Sec. Signature: X T. Coulthard

Address: 8025 Excelsior Drive, Suite 200 City: Madison State: WI Zip Code: 53717

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

X T. Coulthard
Authorized Signature of R. A. or On Behalf of R. A. Company

March 23, 2007
Date

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 13, 2018

Job Number: C20180808-1182
Reference Number: 00011059318-98
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120284272-50	Amendment	1 Pages/1 Copies
20120332673-39	Amendment	1 Pages/1 Copies
20120411602-69	Amendment	1 Pages/1 Copies
20150503547-92	Amendment	1 Pages/1 Copies
20150530549-84	Stock Split	1 Pages/1 Copies
20170519692-22	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20180808-1182

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120284272-50
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/24/2012 11:21 AM
	Entity Number E0231802007-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CHINA DIGITAL VENTURES CORP

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE #3 IS HEREBY AMENDED TO INCREASE THE AUTHORIZED CAPTIAL TO 1.6 BILLION (ONE BILLION, SIX HUNDRED ~~THOUSAND)~~, PAR TO REMAIN UNCHANGED AT .001

Million

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 92%

4. Effective date and time of filing: (optional) Date: APRIL 24, 2012 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120332673-39
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/10/2012 11:25 AM
	Entity Number E0231802007-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CHINA DIGITIAL VENTURES CORP

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE #1 IS HEREBY AMENDED THAT THE NEW NAME OF THE CORPORATION FROM THIS DAY FORTH BE:

PARADIGM RESOURCE MANAGEMENT CORP

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 92%

4. Effective date of filing: (optional) 5/10/12

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120411602-69
	Filing Date and Time 06/12/2012 8:00 AM
	Entity Number E0231802007-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PARADIGM RESOURCE MANAGEMENT CORP

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE #3 IS HEREBY AMENDED IN THAT THERE IS TO BE A 100:1 FORWARD SPLIT OF THE COMPANY'S COMMON STOCK.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 92%

4. Effective date of filing: (optional) 6/1/12

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	**20150503547-92** Filing Date and Time **11/18/2015 8:56 AM** Entity Number **E0231802007-6**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PARADIGM RESOURCE MANAGEMENT CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

THE ARTICLES ARE HEREBY AMENDED PER NRS 78.390 FOR A NAME CHANGE; THE NAME OF THE COMPANY FROM THIS DAY FORWARD SHALL BE:

ALTERNATIVE INVESTMENT CORPORATION

ALL OTHER ASPECTS OF THE ARTICLES TO REMAIN UNCHANGED.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 92%

4. Effective date of filing: (optional) 11/13/15

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20150530549-84
Barbara K. Cegavske (signature)	Filing Date and Time 12/03/2015 8:14 AM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0231802007-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ALTERNATIVE INVESTMENT CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

THE ARTICLES ARE HEREBY AMENDED PER NRS 78.2055 FOR A REVERSE SPLIT OF THE COMPANY'S STOCK OF 40:1, (FORTY TO ONE)

ALL OTHER ASPECTS OF THE ARTICLES TO REMAIN UNCHANGED.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 56%

4. Effective date and time of filing: (optional) Date: 12/2/13 Time: 09:00am
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170519692-22
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/08/2017 1:13 PM
	Entity Number E0231802007-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ALTERNATIVE INVESTMENT CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

THE ARTICLES OF THE CORPORATION ARE HEREBY AMENDED FOR A REVERSE SPLIT OF THE COMPANY'S STOCK AT THE RATIO OF 50:1 (FIFTY TO ONE), PAR VALUE UNCHANGED, ANY FRACTIONAL SHARES TO BE ROUNDED TO THE NEXT WHOLE NUMBER -

NO OTHER CHANGES ARE MADE -

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 56

4. Effective date and time of filing: (optional) Date: 12/07/2017 Time: 9:00 am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.